Final Prospectus
                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration Number 333-31414



                              SELLING SHAREHOLDERS

         The following table presents information regarding the selling shareholders. The shares listed below represent the shares that each selling shareholder owned on July 10, 2000, and the shares which each selling shareholder may own upon the exercise of options or warrants.

         The securities "beneficially owned" by a person are determined in accordance with the SEC's definition of "beneficial ownership" and, accordingly, may include securities owned by or for, among others, the spouse, children or other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days of July 10, 2000.

         In the following table, percentage of beneficial ownership is based on 16,622,029 outstanding shares of common stock. Shares issuable pursuant to the exercise of warrants are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares covered by this prospectus.

                                              SHARES                              SHARES            PERCENTAGE OF
                                           BENEFICIALLY                        BENEFICIALLY       OUTSTANDING SHARES
                                             OWNED(1)          SHARES          OWNED(1) UPON      BENEFICIALLY OWNED
                                             PRIOR TO          OFFERED       COMPLETION OF THE    UPON COMPLETION OF
          SELLING SHAREHOLDER                OFFERING          HEREBY            OFFERING            THE OFFERING
--------------------------------------------------------------------------------------------------------------------

Bayview Capital Partners LP               1,507,529(2)        1,507,529                --                --
The Raptor Global Portfolio Ltd.            981,134(3)          981,134                --                --
BY Partners, L.P.                           520,460(4)          520,460                --                --
Shawn Weinand                               507,250(5)          120,000           387,250                 2.3
Bruce H. Senske                             278,612(6)           15,000           263,612                 1.6
Robert F. and Barbara C.                    275,000             125,000           150,000                 *
McCullough Trustees for
McCullough Living Trust
Dated 11/30/92
J. Iver & Company                           253,000(7)          253,000                --                --
Brahman Institutional Partners, L.P.        244,740(8)          244,740                --                --
John E. Feltl                               222,152(9)          222,152                --                --
B. Bros. Investment Company                 194,000(10)          83,000           111,000                 *
Richard H. Hochman                          188,000              60,000           128,000                 *
Isaac Eugene Phelps                         175,000              50,000           125,000                 *
Humberto Martinez-Suarez                    168,998(11)          41,666           127,332                 *
Schottenfeld Associates, L.P.               166,666             166,666                --                --
Raymond Freeman                             156,433(12)         156,433                --                --
Brahman C.P.F. Partners, L.P.               129,080(13)         129,080                --                --
C.S.L. Associates, L.P.                     125,000             125,000                --                --
Robert F. McCullough, Jr.                   124,998              41,666            83,332                 *
RS Midcap Opportunities                     100,000             100,000                --                --
Mark W. Sheffert                            100,000(14)         100,000                --                --
David R. Chamberlin, TTEE                    93,998              41,666            32,332                 *
David R. Chamberlin Revocable Trust

                                              SHARES                              SHARES            PERCENTAGE OF
                                           BENEFICIALLY                        BENEFICIALLY       OUTSTANDING SHARES
                                             OWNED(1)                          OWNED(1) UPON      BENEFICIALLY OWNED
                                             PRIOR TO      SHARES OFFERED    COMPLETION OF THE    UPON COMPLETION OF
          SELLING SHAREHOLDER                OFFERING          HEREBY            OFFERING            THE OFFERING
--------------------------------------------------------------------------------------------------------------------

Levon Perkins and Darlene L.                 87,500              87,500                --                --
Bass-Perkins, JTWROS
Pyramid Partners, L.P.                       85,000(15)          85,000                --                --
Eldon F. Buschbom                            83,334              83,334                --                --
Brahman Partners II, L.P.                    81,440(16)          81,440                --                --
Michael James Cunningham                     77,000              62,500            14,500                 *
James D. Cochran                             75,001              75,001                --                --
Brewster Diversified Services, Inc.          70,000(17)          70,000                --                --
Oscar Investment Fund, LP                    64,966(18)          64,966                --                --
Ronald Lee Randall                           62,500(19)          62,500                --                --
Donald L. Johnson                            57,750(20)          57,125                --                --
Howard L. Hatfield, Jr.                      55,000(21)          55,000                --                --
Andrew K. Boszhardt, Jr.                     53,334(22)          53,334                --                --
A. Alexander Arnold, III, Trustee            50,348              50,348                --                --
FBO David Berol Trust
A. Alexander Arnold III, Trustee             50,348              50,348                --                --
FBO John A. Berol Trust
John C. Lawrie                               50,000              50,000                --                --
Leon W. Orr                                  45,250               3,250            42,000                 *
Jeanne E. Schnack and                        41,667              41,667                --                --
Thomas W. Schnack
Radwan Ibrahim                               41,667              41,667                --                --
Richard Feldman                              41,666              41,666                --                --
Hair Biz, Inc.                               37,500              37,500                --                --
Coach LLC                                    30,000              10,000            20,000                 *
RS Diversified Growth                        30,000              30,000                --                --
A. Alexander Arnold, III                     25,174              25,174                --                --
A. Alexander Arnold, III, Trustee,           25,174              25,174                --                --
Berol Family Trust FBO Margaret
Beattie
Michael E. Mahoney and Dana S.               25,000              25,000                --                --
Mahoney JTWROS
New England Diversified Growth               25,000              25,000                --                --
Wade W. Wilson                               23,515(23)          16,015             7,500                 *
Jennifer R. Skinner                          23,515(23)          16,015             7,500                 *
JoAnn J. Pihl                                16,667(24)          16,667                --                --
David Arthur Lantz                           15,100(25)           8,800             6,300                 *
Ben Reuben and Sophie Reuben                 15,000(26)          15,000                --                 *

                                              SHARES                              SHARES            PERCENTAGE OF
                                           BENEFICIALLY                        BENEFICIALLY       OUTSTANDING SHARES
                                             OWNED(1)                          OWNED(1) UPON      BENEFICIALLY OWNED
                                             PRIOR TO      SHARES OFFERED    COMPLETION OF THE    UPON COMPLETION OF
          SELLING SHAREHOLDER                OFFERING          HEREBY            OFFERING            THE OFFERING
--------------------------------------------------------------------------------------------------------------------

Anthony Scaramucci                           13,334(27)          13,334                --                --
Cline Wood Agency, Inc.                      13,200(28)          13,200                --                --
D. Michael Wood                              13,200(28)          13,200                --                --
Richard W. Perkins                           12,000(29)          12,000                --                --
Patrick M. Sidders                           11,208(30)           9,625             1,583                 *
Thomas M. Grossman                           10,000              10,000                --                --
Aleem Siddiqui                                9,464(31)           5,000             4,464                 *
Brahman Partners II Offshore, Ltd.            9,354(32)           9,354                --                --
Dale Stoltenow                                9,000(33)             750             8,250                 *
William A. Goldberg                           7,500(34)           7,500                --                --
Revocable Trust
Myra Halpern                                  7,000(35)           2,000             5,000                 *
Strickland Family Ltd. Partnership            7,000(36)           7,000                --                --
Thomas W. Abbas and Rebecca A.                5,203(37)           5,203                --                --
Abbas, JTWROS
David Aronsohn                                5,000(31)           5,000                --                --
Joel David Chesin                             5,000(31)           5,000                --                --
Paul Marshall Dean                            5,000(31)           5,000                --                --
Dennis Doyle                                  5,000(31)           5,000                --                --
Joseph Farmer and Carol Farmer,               5,000(31)           5,000                --                --
Trustees for Joseph and Carol
Farmer Trust
Stuart and Carol Holmer                       5,000               5,000                --                --
Robert D. and Karen L. Johnson                5,000               5,000                --                --
Mark Kaiser                                   5,000(31)           5,000                --                --
Lawrence and Mary Mans                        5,000(31)           5,000                --                --
Robert W. Mehlhouse                           5,000(31)           5,000                --                --
Phil C. Murray                                5,000(31)           5,000                --                --
Realty Center, Inc. p/s/t FBO:                5,000(31)           5,000                --                --
Thomas A. Ries, Thomas A. Ries
and James A. Lamson, Trustees
Jeffrey A. Robinson                           5,000(31)           5,000                --                --
Ron Shimek                                    5,000(31)           5,000                --                --
Dan and Catherine Thums                       5,000(31)           5,000                --                --
Marion A. Trybula                             5,000(31)           5,000                --                --
John A. Tschida                               5,000(31)           5,000                --                --
Peggy Cooper Trust                            4,732               2,500             2,232                 *
Michael Noe                                   4,136(38)             136             4,000                 *

                                              SHARES                              SHARES            PERCENTAGE OF
                                           BENEFICIALLY                        BENEFICIALLY       OUTSTANDING SHARES
                                             OWNED(1)                          OWNED(1) UPON      BENEFICIALLY OWNED
                                             PRIOR TO      SHARES OFFERED    COMPLETION OF THE    UPON COMPLETION OF
          SELLING SHAREHOLDER                OFFERING          HEREBY            OFFERING            THE OFFERING
--------------------------------------------------------------------------------------------------------------------
Altar Rock Fund L.P.                          3,940(39)           3,940                --                --
Cary Musech                                   3,715(40)           3,715                --                --
Kristine R. Anders                            3,008(41)           1,008             2,000                 *
First Trust National Association              2,500(42)           2,500                --                 *
FBO Kurt J. King
First Trust National Association              2,500               2,500                --                --
FBO Philip McLaughlin IRA
Steven C. Hunter                              2,500(42)           2,500                --                --
Theresa Weber Johnson                         2,400(43)             400             2,000                 *
Bonnie J. Doepel                              2,384(44)             384             2,000                 *
Peter Slocum                                  2,230(45)           2,230                --                --
Robert E. and Katherine A.                    1,487(46)           1,487                --                --
Tunheim, JTWRS
Matthew S. Carpenter                          1,444               1,444                --                --
Scott M. Carpenter                            1,444               1,444                --                --
Ann C. Kay                                    1,444               1,444                --                --
Judd Y. Carpenter                             1,443               1,443                --                --
Allen J. Zenk                                   590                 590                --                --
Vicki Lynn Anderson                             438(47)             438                --                --
Kenneth W. Richards                              69                  69                --                --

------------------------

         * INDICATES AN AMOUNT LESS THAN 1%.


(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Commission and accordingly, may include the securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.
(2) Includes 1,507,529 shares of common stock purchasable pursuant to the exercise of warrants.
(3) Includes 89,194 shares of common stock purchasable pursuant to the exercise of warrants.
(4) Includes 50,660 shares of common stock purchasable pursuant to the exercise of warrants.
(5) Includes 20,000 shares of common stock purchasable pursuant to the exercise of warrants.
(6) Includes 151,406 shares of common stock owned by Mr. Senske, 91,750 shares of common stock purchasable pursuant to the exercise of warrants and 35,456 shares of common stock owned by Mr. Senske's wife.
(7) Indicates the estimated maximum number of shares of common stock reserved for issuance upon the exercise of a convertible promissory note we assumed in connection with the purchase of Velocity Express. Includes 15,000 shares of common stock purchasable pursuant to the exercise of warrants.
(8) Includes 23,840 shares of common stock purchasable pursuant to the exercise of warrants.
(9) Includes 222,152 shares of common stock purchasable pursuant to the exercise of warrants.
(10) Includes 10,500 shares of common stock purchasable pursuant to the exercise of warrants.
(11) Includes 124,998 shares of common stock owned by Mr. Martinez and 44,000 shares of common stock owned by Mr. Martinez's wife.
(12) Includes 131,433 shares of common stock purchasable pursuant to the exercise of warrants.
(13) Includes 7,940 shares of common stock purchasable pursuant to the exercise of warrants.
(14) Includes 100,000 shares of common stock purchasable pursuant to the exercise of warrants.



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



(15) Includes 35,000 shares of common stock purchasable pursuant to the exercise of warrants.
(16) Includes 6,180 shares of common stock purchasable pursuant to the exercise of warrants.
(17) Includes 70,000 shares of common stock purchasable pursuant to the exercise of warrants.
(18) Includes 30,000 shares of common stock purchasable pursuant to the exercise of warrants.
(19) Includes 62,500 shares of common stock purchasable pursuant to the exercise of warrants.
(20) Includes 54,750 shares of common stock purchasable pursuant to the exercise of warrants.
(21) Includes 5,000 shares of common stock purchasable pursuant to the exercise of warrants.
(22) Includes 13,334 shares of common stock purchasable pursuant to the exercise of warrants.
(23) Includes 7,143 shares of common stock purchasable pursuant to the exercise of warrants.
(24) Includes 16,667 shares of common stock purchasable pursuant to the exercise of warrants.
(25) Includes 6,300 shares of common stock purchasable pursuant to the exercise of warrants.
(26) Includes 15,000 shares of common stock purchasable pursuant to the exercise of warrants.
(27) Includes 3,334 shares of common stock purchasable pursuant to the exercise of warrants.
(28) Includes 1,200 shares of common stock purchasable pursuant to the exercise of warrants.
(29) Includes 12,000 shares of common stock purchasable pursuant to the exercise of warrants.
(30) Includes 9,625 shares of common stock purchasable pursuant to the exercise of warrants.
(31) Includes 5,000 shares of common stock purchasable pursuant to the exercise of warrants.
(32) Includes 932 shares of common stock purchasable pursuant to the exercise of warrants.
(33) Includes 7,250 shares of common stock purchasable pursuant to the exercise of options.
(34) Includes 7,500 shares of common stock purchasable pursuant to the exercise of warrants.
(35) Includes 2,000 shares of common stock purchasable pursuant to the exercise of warrants.
(36) Includes 7,000 shares of common stock purchasable pursuant to the exercise of warrants.
(37) Includes 473 shares of common stock purchasable pursuant to the exercise of warrants.
(38) Includes 4,000 shares of common stock purchasable pursuant to the exercise of options.
(39) Includes 358 shares of common stock purchasable pursuant to the exercise of warrants.
(40) Includes 338 shares of common stock purchasable pursuant to the exercise of warrants.
(41) Includes 2,000 shares of common stock purchasable pursuant to the exercise of options.
(42) Includes 2,500 shares of common stock purchasable pursuant to the exercise of warrants.
(43) Includes 2,000 shares of common stock purchasable pursuant to the exercise of warrants.
(44) Includes 384 shares of common stock purchasable pursuant to the exercise of options.
(45) Includes 202 shares of common stock purchasable pursuant to the exercise of warrants.
(46) Includes 135 shares of common stock purchasable pursuant to the exercise of warrants.
(47) Includes 438 shares of common stock purchasable pursuant to the exercise of warrants.


         We have agreed to bear all expenses (other than selling commissions and fees) in connection with the registration and sale of the shares being offered by the selling shareholders in over-the-counter market transactions or in negotiated transactions. See "Plan of Distribution." This prospectus forms a part of the registration statement.


                                USE OF PROCEEDS

         The shares offered by this prospectus will be sold by the selling shareholders. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.



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